                                  EXHIBIT 1.1
                                  -----------

                              VIALOG CORPORATION

                                 75,000 Units

                                 Consisting of
                                  $75,000,000

                         12 3/4% Senior Notes due 2001
                                      and
                     75,000 Common Stock Purchase Warrants

                              PURCHASE AGREEMENT
                              ------------------
                                                                November 6, 1997

JEFFERIES & COMPANY, INC.
11100 Santa Monica Blvd.
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

          VIALOG Corporation, a Massachusetts corporation (the "Company") and
                                                                -------
the Subsidiary Guarantors (as defined below) hereby confirm their agreement with you (the "Initial Purchaser"), as set forth below.
          -----------------

          1.   The Acquisitions.  Each of Conference Source International, Inc.,
               ----------------
a Georgia corporation, Call Points, Inc., a Delaware corporation, Kendall Square Teleconferencing, Inc. d/b/a The Conference Center, a Massachusetts corporation, American Conferencing Company, Inc. d/b/a Americo, a New Jersey corporation, Telephone Business Meetings, Inc., a Delaware corporation and Communication Development Corporation, a Connecticut corporation, (collectively, the "Founding
                                                                        --------
Companies") have entered into an agreement and plan of reorganization or stock
---------
or asset purchase agreement (each an "Acquisition Agreement", collectively the
                                      ---------------------
"Acquisition Agreements") pursuant to which the Company, through six wholly-
-----------------------
owned subsidiaries (the "Acquisition Subsidiaries"), will acquire (i) by merger,
                         ------------------------
all of the issued and outstanding stock of five Founding Companies and (ii) by purchase, the assets of one Founding Company, Call Points, Inc. The transactions contemplated by the Acquisition Agreements are herein referred to as the "Acquisitions." The term "Subsidiary Guarantors" means (i) prior to the
        ------------              ---------------------
effectiveness of the Acquisitions, the collective reference to the Acquisition Subsidiaries, and (ii) following the effectiveness of the Acquisitions, the collective reference to the surviving company of each Acquisition which is a merger and the Acquisition Subsidiary which has acquired the assets of Call Points, Inc.

          2.   The Securities.  Subject to the terms and conditions herein
               --------------
contained, the Company proposes to issue and sell to the Initial Purchaser 75,000 Units (as defined below)
consisting of an aggregate of $75,000,000 aggregate principal amount of its 12 3/4% Senior Notes due 2001, Series A (the "Senior Notes") and 75,000 warrants
                                           ------------
(the "Warrants") to purchase initially an aggregate of 756,645 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The
                                                        ------------
Senior Notes are to be issued under an indenture (the "Indenture") to be dated
                                                       ---------
as of November 12, 1997 by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee"). The Senior
                                                      -------
Notes will be unconditionally guaranteed (the "Guarantees") on a joint and
                                               ----------
several basis by the Subsidiary Guarantors. The Warrants are to be issued under a Warrant Agreement to be dated as of November 12, 1997 (the "Warrant
                                                              -------
Agreement") of the Company for the benefit of the holders from time to time of
---------
the certificates evidencing the Warrants. The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the "Warrant Shares."
                                                             --------------
The Senior Notes and the Warrants will initially be represented by 75,000 units ("Units"), each Unit consisting of one $1,000 principal amount of Senior Notes
  -----
and one Warrant to purchase 10.0886 Warrant Shares at an initial exercise price of $0.01 per Warrant Share. The Senior Notes, the Guarantees, the Warrants, the Warrant Shares and the Units are collectively referred to herein as the "Securities."
 ----------

          The Securities will be offered and sold to the Initial Purchaser without Registration under the Securities Act of 1933, as amended (the "Act"),
                                                                        ---
in reliance on an exemption pursuant to Section 4(2) under the Act.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering circular dated October 20, 1997 (the "Preliminary Circular"), and a final offering circular dated November 6, 1997
 --------------------
(the "Final Circular"; the Preliminary Circular and the Final Circular each
      --------------
herein being referred to as a "Circular"), setting forth or including a
                               --------
description of the terms of the Securities, the terms of the offering of the Securities, and a description of the business of the Company, the Subsidiary Guarantors and the Founding Companies. Any references herein to the Preliminary Circular and the Final Circular shall be deemed to include all amendments and supplements thereto.

          The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of (i) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the
                                                        ---------
"Registration Rights Agreement"), pursuant to which the Company and the
 -----------------------------
Subsidiary Guarantors shall agree, among other things, (i) to file a registration statement (the "Registration Statement") with the Securities and
                             ----------------------
Exchange Commission (the "Commission") registering the Senior Notes or the
                          ----------
Exchange Notes (as defined in the Registration Rights Agreement) under the Act and (ii) the Securityholders' and Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Securityholders' Agreement" and,
                               ---------       --------------------------
together with the Registration Rights Agreement, the "Rights Agreements").
                                                      -----------------

          3.  Representations and Warranties of the Company and the Subsidiary
              ----------------------------------------------------------------
Guarantors.  The Company and the Subsidiary Guarantors, jointly and severally,
----------
represent and warrant to and agree with the Initial Purchaser that:

          (a) The Preliminary Circular and Final Circular with respect to the Securities have been prepared by the Company for use by the Initial Purchaser in connection with resales of the Securities. No order or decree preventing the use of the Preliminary Circular or the Final Circular, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and the Subsidiary Guarantors, is contemplated.

          (b) The Preliminary Circular and the Final Circular as of their respective dates and the Final Circular as of the Closing Date (as defined in Section 4 below) did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3(b) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company or the Subsidiary Guarantors in writing by the Initial Purchaser expressly for use in the Preliminary Circular or Final Circular pursuant to Section 13 hereof.

          (c) The Company has the authorized capitalization set forth in the Final Circular; all of the outstanding shares of capital stock of the Company and the Subsidiary Guarantors have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Circular, all of the outstanding shares of capital stock of each of the Subsidiary Guarantors are, and as of the Closing Date will be, owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), there are no outstanding (i) options, warrants or other rights to purchase from the Company or the Subsidiary Guarantors, (ii) agreements or other obligations of the Company or any Subsidiary Guarantors to issue or (iii) other rights to convert any obligation into, or exchange any securities for, in the case of each clause
(i)-(iii) shares of capital stock of the Company or any Subsidiary Guarantor. The Company does not have any Subsidiaries (as defined in the Indenture) except for the Subsidiary Guarantors; except for the capital stock of the Subsidiary Guarantors and as otherwise disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (d) Each of the Company, the Subsidiary Guarantors and the Founding Companies has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority necessary to own its properties and conduct its business as now conducted, and as described in the Preliminary Circular and the Final Circular; each of the Company, the Subsidiary Guarantors and the Founding Companies is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company, the Subsidiary Guarantors and the Founding Companies, taken as a whole, both before and after giving effect to the Acquisitions (any such event, a "Material Adverse Effect").
                                     -----------------------

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Senior Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Senior Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

          (f) Each of the Subsidiary Guarantors is a wholly-owned subsidiary of the Company and has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees to be endorsed on each of the Senior Notes, the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Subsidiary Guarantors and, when the Senior Notes, the Exchange Notes and the Private Exchange Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute a valid and legally binding obligation of each of the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms.

          (g) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA").
                                                                      ---
The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery by the Trustee if the Trustee is required to execute any such document), each will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms.

          (h) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Rights Agreements to which they are a party. Each of the Rights Agreements has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company and each such Subsidiary Guarantor, enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms.

          (i) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (j) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrants and the Additional Warrants (as defined in Section 4 below). The Warrants and the Additional Warrants have been duly and validly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms.

          (k) The Warrant Shares have been duly and validly authorized for issuance by the Company and when issued in accordance with the terms and conditions contained in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

          (1) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform each of their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and is a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement by the Company or the Subsidiary Guarantors or the consummation by the Company or the Subsidiary Guarantors of the transactions contemplated hereby, except such as have been obtained. The execution, delivery and performance by each of the Company and the Subsidiary Guarantors of this Agreement and the consummation by each of the Company and Subsidiary Guarantors of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute as a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of the Company or the Subsidiary Guarantors is a party or to which any of them or their respective properties or assets is subject, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any of the Company or the Subsidiary Guarantors, or (iii) (assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 9 hereof) any statute, judgment, decree, order, rule or regulation applicable to any of the Company or the Subsidiary Guarantors or any of their respective properties or assets.

          (m) None of the Company, the Subsidiary Guarantors or the Founding Companies is (i) in violation of its certificate of incorporation or bylaws,
(ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (n) The audited historical financial statements of the Company and the Founding Companies included in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) present fairly in all material respects the financial position, the results of their operations and their cash flows at the dates and for the periods to which they relate and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected historical financial data in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. KPMG Peat Marwick, LLP (the "Independent Accountants") is an independent public accounting firm within the
 -----------------------
meaning of the Act and the rules and regulations promulgated thereunder.

          (o) Except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), the pro forma financial statements under the headings "Selected Unaudited Pro Forma and Projected Consolidated Financial Data," "Selected Pro Forma Consolidated Financial Data," and "Unaudited Pro Forma and Projected Consolidated Financial Statements" (including the notes thereto) and the other pro forma financial information (but excluding all projected or forecasted financial information) included in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                        --------
Act"), (ii) have been prepared in accordance with the Commission's rules and
---
guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma and projected financial information included in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (p) Except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), there is not pending or, to the best knowledge of the Company or any Subsidiary Guarantors, threatened, any action, suit, proceeding, inquiry or investigation to which the Company, any of the Subsidiary Guarantors or any Founding Company is a party, or to which the property or assets of the Company, any of the Subsidiary Guarantors or any Founding Company are subject, before or brought by any court or governmental agency or body which, if determined adversely to the Company or the Subsidiary Guarantors, would result, individually or in the aggregate, in any material adverse change in the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiary Guarantors, taken as a whole, both before and after giving effect to the Acquisitions (any such event, a "Material Adverse Change"), or which
                                        -----------------------
seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular).

          (q) As of the Closing Date (as defined in Section 4 below), each of the Company and the Subsidiary Guarantors owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), and since December 31, 1996, none of the Company, the Subsidiary Guarantors or the Founding Companies has received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to any trademarks, service marks, trade names or know-how which, if such assertion of conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

          (r) As of the Closing Date (as defined in Section 4 below), each of the Company and the Subsidiary Guarantors possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), except where the failure to obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or any of the Subsidiary Guarantors or any of the Founding Companies has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (s) Since the respective dates as of which information is given in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), except as described therein, (i) there has not been a Material Adverse Change, (ii) none of the Company or any of the Subsidiary Guarantors or any of the Founding Companies has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, and (iii) none of the Company, any of the Subsidiary Guarantors or any of the Founding Companies has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any such Subsidiary Guarantor, the purchase of, or dividend or distribution on, capital stock owned by the Company).

          (t) Each of the Company, the Subsidiary Guarantors and the Founding Companies has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company, any Subsidiary Guarantor or any Founding Company is contesting in good faith and for which the Company, such Subsidiary Guarantor or such Founding Company has provided adequate reserves, there is no tax deficiency that has been asserted against the Company, any of the Subsidiary Guarantors or any of the Founding Companies that would have, individually or in the aggregate, a Material Adverse Effect.

          (u) The projected financial and operating data and statements included in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) are based on assumptions which the Company and the Subsidiary Guarantors believe to be reasonable in light of current circumstances.

          (v) None of the Company, the Subsidiary Guarantors or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (as defined in Section 4 below).

          (w) As of the Closing Date (as defined in Section 4 below), each of the Company and the Subsidiary Guarantors has good and marketable title to all real property and good and marketable title to all personal property described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

          (x) There are no legal or governmental proceedings involving or affecting the Company, any Subsidiary Guarantor or any Founding Company or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular).

          (y) To the best knowledge of the Company, except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), each of the Company, the Subsidiary Guarantors and the Founding Companies is in compliance in all respects with all laws, rules or regulations relating to pollution or protection of public or employee health or the environment ("Environmental Law") and with the terms and conditions of any
              -----------------
permit, license or approval required thereunder in connection with the ownership, operation or use of its business, property and assets except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), none of the Company, the Subsidiary Guarantors or the Founding Companies is subject to any liability, absolute or contingent, under any Environmental Law except for any such liability which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or demand letter or request for information pending or, to their knowledge, threatened against the Company, any of the Subsidiary Guarantors or any Founding Company under any Environmental Law which, if determined adversely to the Company or any such Subsidiary would, individually or in the aggregate, result in a Material Adverse Effect.

          (z) Each of the Company and its Subsidiary Guarantors carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

          (aa) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company, any of the Subsidiary Guarantors or any of the Founding Companies which is pending or, to the best knowledge of the Company or any Subsidiary Guarantor, threatened.

          (bb) None of the Company, the Subsidiary Guarantors or the Founding Companies has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company, any Subsidiary
                                   -----
Guarantor or any Founding Company makes or ever has made a contribution and in which any employee of the Company, any Subsidiary Guarantor or any Founding Company is or has ever been a participant. With respect to such plans, the Company, each Subsidiary Guarantor and each Founding Company is in compliance in all material respects with all applicable provisions of ERISA.

          (cc) After giving effect to the offering and sale of the Securities, neither the Company nor any of the Subsidiary Guarantors will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act").
                                           ----------------------

          (dd) The Senior Notes, the Exchange Notes, the Warrants, the Warrant Shares, the Common Stock, the Units, the Indenture, the Warrant Agreement, the Additional Warrants (as defined in Section 4 below) and the Rights Agreements will, and this Agreement does, conform in all material respects to the descriptions thereof in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular).

          (ee) Except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), no holder of securities of the Company or any Subsidiary Guarantor will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Rights Agreements other than as expressly permitted thereby.

          (ff) Immediately after the consummation of the transactions contemplated by this Agreement, the Company believes that the fair value and current fair saleable value of the assets of each of the Company and the Subsidiary Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; neither the Company nor any of the Subsidiary Guarantors (each on a consolidated basis) is, nor will either the Company or any of the Subsidiary Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby,
(a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) to the belief of the Company, otherwise insolvent.

          (gg) None of the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) nor any person
                                            ------------
acting on its or their behalf has, directly or indirectly, offered or sold any Security, or solicited offers to buy any Security under circumstances that would require registration of the offer or sale of the Securities under the Act. None of the Company, any of its Affiliates or any person acting on its or their behalf has engaged in any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act. The Company, any Affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchaser) has complied with and will implement the "offering restriction" within the meaning of such Rule 902.

          (hh) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (ii) Except as disclosed in the Circular, within the six months preceding the date hereof, neither the Company nor any other person acting on behalf of the Company (other than the Initial Purchaser) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchaser hereunder; and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Jefferies & Company, Inc.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act.

          (jj) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (kk) No securities of the Company or any Subsidiary Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ll) None of the Company or the Subsidiary Guarantors have taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (mm) None of the Company, any of the Subsidiary Guarantors, or any of the Founding Companies, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of the Subsidiary Guarantors, or any of the Founding Companies, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices

Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (nn) As of the date hereof, the Acquisitions have closed in escrow and on the Closing Date (as defined in Section 4 below) the Acquisitions shall have been finally consummated. On and as of the Closing Date, each merger contemplated by the Acquisition Agreements shall have become effective pursuant to the laws of the jurisdiction of organization of each applicable Founding Company and corresponding Acquisition Subsidiary and the Company shall be the sole record and beneficial owner of the equity of each surviving corporation of each such merger, in each case as contemplated by the applicable Acquisition Agreement. On and as of the Closing Date, Call Points Acquisition Corporation shall have acquired all the assets of Call Points, Inc., as contemplated by the applicable Acquisition Agreement. Other than the payment of the cash consideration to be paid in the Acquisitions, all conditions precedent to the Acquisitions have been satisfied (and not waived) and the Acquisition Agreements have not been modified or amended in any way and are identical in all respects to the Acquisition Agreements delivered to the Initial Purchaser on or prior to the date hereof. The Acquisition Agreements will, on the Closing Date (as defined in Section 4 below), conform in all material respects to the description thereof contained in the Final Circular.

          (oo) The Company has not paid or agreed to pay any person any compensation for soliciting another to purchase any of the securities (except as contemplated by this Agreement).

          Any certificate signed by any authorized officer of the Company or any Subsidiary Guarantor and delivered to the Initial Purchaser at the Closing or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiary Guarantors to the Initial Purchaser as to the matters covered thereby.

          4.    Purchase, Sale and Delivery of the Securities.  On the basis of
                ---------------------------------------------
the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Subsidiary Guarantors agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company and the Subsidiary Guarantors 75,000 Units at a purchase price of $960 per Unit. One or more certificates in definitive form for the Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as Jefferies & Company, Inc. requests upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and the Subsidiary Guarantors to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date. Such delivery of and payment for the Securities shall be made at 10:00 a.m., New York time, on November 12, 1997, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." With respect to Securities to be
                                 ------------
delivered in definitive certificated form, the Company and the Subsidiary Guarantors will make certificates for such Securities available for checking and packaging by the Initial Purchaser at the offices of Jefferies & Company, Inc. in New York, New York, or at such other place as Jefferies & Company, Inc. may designate, at least 24 hours prior to the Closing Date. Securities to be represented by one or more definitive global Securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company ("DTC") or its designated custodian.
                           ---

          As additional compensation to the Initial Purchaser, the Company agrees to issue to the Initial Purchaser (in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 24 hours prior to the Closing Date) at the Closing Date, for no additional consideration, 30,000 warrants to purchase initially 302,658 shares of Common Stock at an initial exercise price of $.01 per share of Common Stock (the "Additional Warrants"). In addition to the
                                -------------------
foregoing, the Initial Purchaser will be paid by wire transfer (same day funds) a fee for advisory services rendered of $1,000,000.

          5.   Offering by the Initial Purchaser.  The Initial Purchaser
               ---------------------------------
proposes to make an offering of the Securities at the price and upon the terms set forth in the Final Circular, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

          6.   Covenants of the Company and the Subsidiary Guarantors.  Each of
               ------------------------------------------------------
the Company and the Subsidiary Guarantors jointly and severally covenants and agrees with the Initial Purchaser that:

          (a) The Company and the Subsidiary Guarantors will not amend or supplement the Final Circular or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given their consent. The Company and the Subsidiary Guarantors will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Circular or the Final Circular that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

          (b) The Company and the Subsidiary Guarantors will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities;

provided, however, that in connection therewith, neither of the Company nor any
--------  -------
Subsidiary Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the initial resale by the Initial Purchaser of the Securities to persons other than affiliates of the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Circular as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Circular to comply with applicable law, the Company and the Subsidiary Guarantors will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company and the Subsidiary Guarantors, an amendment or supplement to the Final Circular that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Circular and the Final Circular or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Circular.

          (f) For and during the period ending on the date no Securities are outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company or the Subsidiary Guarantors to the Trustee, Warrant Agent or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or the Subsidiary Guarantors with the Commission or any national securities exchange on which any class of securities of the Company or the Subsidiary Guarantors may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Circular.

          (h) From and after the date hereof until the second anniversary of the date hereof, the Company will not, and will not permit any of its "Affiliates" (as defined in Rule 144A under the Act) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (i) None of the Company, any of its Affiliates or any person acting on its or their behalf will, directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) under circumstances which would require the registration under the Act of the Securities.

          (j) The Company and the Subsidiary Guarantors will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (k) For so long as any of the Securities remain outstanding, the Company and the Subsidiary Guarantors will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (l) Each of the Company and the Subsidiary Guarantors will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Securities to be eligible for
             -------------
clearance and settlement through DTC.

          (m) The Company and the Subsidiary Guarantors agree that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the TIA and will cause to be entered into any necessary supplemental indentures in connection therewith.

          (n) In connection with any disposition of Securities pursuant to a transaction made in compliance with the transfer restrictions referred to in the Final Circular, the Company will reissue certificates evidencing such Securities without a restrictive legend (provided, if requested, that the legal opinion referenced therein so permits).

          (o) During the period of three years after the last date of original issuance of the Securities, the Company will not be or become an "investment company" under the Investment Company Act.

          (p) Except as disclosed in the Final Circular prior to March 12, 1998, the Company will not, without the prior written consent of the Initial Purchaser, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, or enter into an agreement to sell Securities, any security convertible into, or exchangeable or exerciseable for, Securities or any securities substantially similar to the Securities (except for the Securities issued pursuant to this Agreement or exchangeable therefor in accordance with the Rights Agreements).

          7.   Expenses.  The Company and the Subsidiary Guarantors agree,
               --------
jointly and severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 12 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Circular and the Final Circular and any amendment or supplement thereto, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) all out-of-pocket expenses incurred by the Initial Purchaser in connection with its services rendered or to be rendered hereunder, (vii) the fees and expenses of counsel to the Initial Purchaser in connection with the transactions contemplated hereby,
(viii) expenses in connection with any meetings with prospective investors in the Securities, (ix) fees and expenses of the Trustee, the Warrant Agent and the transfer agent for the Common Stock including fees and expenses of their respective counsel, (x) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market, and
(xi) any fees charged by investment rating agencies for the rating of the Securities. The Company and the Subsidiary Guarantors agree that they will pay in full on the Closing Date the fees and expenses referred to in clause (vii) by delivery to counsel for the Initial Purchaser on such date a wire transfer (same day funds) payable to such counsel in the requisite amount.

          8.   Conditions of the Initial Purchaser's Obligations. The obligation
               -------------------------------------------------
of the Initial Purchaser to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Mirick, O'Connell, DeMallie & Lougee, LLP, counsel for the Company and the Subsidiary Guarantors, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

               (i) Each of the Company, the Subsidiary Guarantors and the Founding Companies is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Circular. Each of the Company, the Subsidiary Guarantors and the Founding Companies is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

               (ii) To the knowledge of such counsel, each of the Company and the Subsidiary Guarantors hold all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Final Circular. Other than the Subsidiary Guarantors, there is no other subsidiary of the Company.

               (iii) As of the date thereof, the Company and the Subsidiary Guarantors have the authorized, issued and outstanding capitalization set forth in the

     Final Circular; all of the outstanding shares of capital stock of the Subsidiary Guarantors have been duly and validly authorized and issued and are fully paid and non-assessable and are directly owned by the Company, and, to the knowledge of such counsel and except as set forth in the Final Circular, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting.

               (iv) Except as set forth in the Final Circular, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Company or any Subsidiary Guarantors shares of capital stock in the Company or any Subsidiary Guarantors are outstanding, (B) no agreements or other obligations of the Company or any Subsidiary Guarantors to issue, or other rights to cause the Company or any Subsidiary Guarantors to convert, any obligation into, or exchange any securities for, shares of capital stock in the Company or any Subsidiary Guarantors are outstanding and (C) no holder of securities of the Company or any Subsidiary Guarantors is entitled to have such securities registered under a registration statement filed by the Company or any Subsidiary Guarantors under the Act with respect to the Securities or the Warrant Shares.

               (v) Each merger contemplated by the Acquisition Agreements has become effective pursuant to the laws of the jurisdiction of organization of each applicable Founding Company and corresponding Acquisition Subsidiary and the Company is the sole record owner of the shares of the equity of each surviving corporation of each such merger. The transactions contemplated in the Acquisition Agreement between Call Points, Inc. and Call Points Acquisition Corporation have been consummated.

               (vi) The Senior Notes have been duly and validly authorized and executed by the Company and when delivered by the Company (assuming the due authorization, execution, and delivery of the Indenture by the Trustee and the due authentication of the Senior Notes by the Trustee in accordance with the Indenture) and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (vii) Each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees. The Guarantees endorsed on each Senior Note have been duly and validly authorized and executed by each of the Subsidiary Guarantors and, when the Senior Notes are authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (viii) Each of the Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indenture; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (ix) Each of the Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreements; the Registration Rights Agreements have been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), constitute the valid and legally binding agreement of the Company and each such Subsidiary Guarantors, enforceable against the Company and each such Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and except that any agreement for indemnification contained therein may be contrary to public policy as to which we express no opinion.

               (x) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and except that any agreement for indemnification contained therein may be contrary to public policy as to which we express no opinion.

               (xi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants and the Additional Warrants. The Warrants and the Additional Warrants have been duly and validly authorized and executed by the Company and when countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly issued and delivered and will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (xii) When issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants and upon exercise of the Additional Warrants, the Warrant Shares and the Additional Warrant Shares, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares and the Additional Warrant Shares, as the case may be, have been duly reserved for issuance in accordance with the terms of the Warrants, the Warrant Agreement and the Additional Warrants, as the case may be.

               (xiii) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement by each of the Company and the Subsidiary Guarantors and the consummation by each of the Company and the Subsidiary Guarantors of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Subsidiary Guarantors. This Agreement has been duly executed and delivered by each of the Company and the Subsidiary Guarantors.

               (xiv) The Indenture, the Senior Notes, the Guarantees, the Warrants, the Additional Warrants, the Warrant Shares, the Common Stock, the Registration Rights Agreements and the Warrant Agreement conform in all material respects to the descriptions thereof contained in the Final Circular. The holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities, pursuant to Massachusetts law or the Company's charter, and to the knowledge of such counsel after due inquiry, such counsel is not aware of the existence of such rights pursuant to any agreement.

               (xv) To the knowledge of such counsel except as described in the Final Circular, no legal or governmental proceedings are pending or threatened to which any of the Company or any of its subsidiaries is a party or to which the property or assets of the Company or any subsidiary is subject which, if determined adversely to the Company or the subsidiary, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Circular under the caption "Use of Proceeds."

               (xvi) The execution and delivery of the Exchange Notes and the Private Exchange Notes by the Company have been duly authorized by all necessary corporate action of the Company, and when the Exchange Notes and Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, the Exchange Notes and the Private Exchange Notes will constitute the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (xvii) The Guarantees to be endorsed on each of the Exchange Notes and the Private Exchange Notes by the Subsidiary Guarantors have been duly authorized by all necessary corporate action of the Subsidiary Guarantors, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company and the Subsidiary Guarantors in accordance with the terms of the Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, the Guarantees will constitute the legal, valid, binding and enforceable obligations of the Subsidiary Guarantors, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (xviii) The execution and delivery of this Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not conflict with or constitute or result in a breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel (including in any event any of the foregoing which have been filed by the Company with the Commission) to which any of the Company or the Subsidiary Guarantors is a party or to which any of them or their respective properties or assets is subject, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of any of the Company or the Subsidiary Guarantors, or (iii) (assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 9 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or the Subsidiary Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.


               (xix) To the knowledge of such counsel, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company and the Subsidiary Guarantors of the Securities to the Initial Purchaser or the other transactions contemplated hereby.

               (xx) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Circular or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 9 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs" or "Qualified Institutional Buyers"), accredited investors
               ----      ------------------------------
     asin Rule 501 (a)(1), (2), (3) or (7) promulgated under the Act ("Accredited Investors"), or foreign purchasers, (ii) the accuracy of the
       --------------------
     Initial Purchaser's representations in Section 9 and those of the Company and the Subsidiary Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and
     (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 9 hereof.

               (xxi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

               (xxii) Neither the Company nor any of the Subsidiary Guarantors is an "investment company" or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act.

               (xxiii) The statements of legal matters, documents or proceedings, and legal conclusions, if any, set forth in the Final Circular under the headings "Description of Units," "Description of Notes," "Description of Warrants," "Exchange Offer; Registration Rights; Additional Interest," and "Description of Capital Stock" fairly present the information called for and fairly summarize the matters referred to therein.

               (xxiv) The statements made under the heading "Certain Federal Income Tax Consequences" in the Final Circular, in so far as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair and accurate summary of the principal United States federal income tax consequences of an investment in the Securities.

          At the time the foregoing opinion is delivered, Mirick, O'Connell, DeMallie & Lougee, LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Circular and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Circular (except to the extent specified in subsection 8(a)(iii) and (xiv)) and no facts have come to its attention which lead it to believe that the Final Circular, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except for the financial statements, projections and other financial data included therein, as to which such counsel expresses no opinion). The opinion of Mirick, O'Connell, DeMallie & Lougee, LLP, described in this subsection (a) shall be rendered to the Initial Purchaser at the request of the Company and the Subsidiary Guarantors and shall so state therein.

          (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Cadwalader, Wickersham & Taft, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require. In rendering such opinion, Cadwalader, Wickersham & Taft shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchaser shall have received from the Independent Accountant a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit C hereto.
             ---------

          (d) The representations and warranties of each of the Company and the Subsidiary Guarantors contained in this Agreement and the representations of the Founding

Companies contained in the Acquisition Agreements shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and the Subsidiary Guarantors' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company and the Subsidiary Guarantors shall have complied in all material respects with all agreements and satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Circular, there shall have been no Material Adverse Change or any development that, singly or in the aggregate, is reasonably likely to cause a Material Adverse Change.

          (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Subsequent to the date of the most recent financial statements contained in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), there shall have not been (i) a change or decrease specified in the accountants' letter or letters referred to in Section 8(c) hereof, or (ii) any change, or development involving a prospective change, in or affecting the business or properties of the Company, the Subsidiary Guarantors or the Founding Companies the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Circular.

          (g) The Initial Purchaser shall have received certificates of the Company and each of the Subsidiary Guarantors, dated the Closing Date, signed on behalf of the Company and each of the Subsidiary Guarantors by their respective Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer, to the effect that the signers of such certificate have carefully examined the Final Circular, any amendment or supplement to the Final Circular and this Agreement and that:

              (i) the representations and warranties of the Company and each of the Subsidiary Guarantors contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date, and the Company and each of the Subsidiary Guarantors has performed all covenants and agreements and satisfied hereunder all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

              (ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

              (iii) since the date hereof or since the date of the most recent financial statements in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiary Guarantors has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company or the Subsidiary Guarantors or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or the Subsidiary Guarantors that is material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors, taken as a whole (both before and after giving effect to the Acquisitions); and

               (iv) the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (h) On the Closing Date, the Initial Purchaser shall have received the Rights Agreements, the Indenture and the Warrant Agreement, each duly executed by the Company and the Subsidiary Guarantors and shall have received the Additional Warrants and such agreements shall be in full force and effect at all times from and after the Closing Date.

          (i) The Trustee shall have furnished to the Initial Purchaser the opinion of its counsel, dated the Closing Date, to the effect that:

               (i) The Trustee has been duly incorporated and is validly existing as a Massachusetts trust company under the laws of the jurisdiction of its organization.

               (ii) The Indenture has been duly and validly authorized, executed and delivered by the Trustee and (assuming the due authorization, execution and delivery thereof by the Company and the Subsidiary Guarantors) constitutes the valid and legally binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (iii) No consent, approval, authorization or order of any federal or Massachusetts banking authority is required for the consummation of the transactions contemplated by the Indenture by the Trustee.

               (iv) Neither the execution and delivery of the Indenture or the Warrant Agreement, the consummation of the transactions contemplated therein, nor the fulfillment of the terms thereof by the Trustee or the Warrant Agent will conflict with, result in a breach of will not conflict with or constitute or result in a breach or violation of, or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel to which the Trustee or the Warrant Agent is a party or bound, (ii) the certificate of incorporation or bylaws of the Trustee or the Warrant Agent, or (iii) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Trustee or the Warrant Agent.

          (j) On or before the Closing Date, the Initial Purchaser shall have received a Stockholder Agreement, dated the closing date, between the Company and John J. Hassett, duly executed by each of the Company and John J. Hassett in form and substance satisfactory to the Initial Purchaser and its counsel.

          (k) On or before the Closing Date, the Initial Purchaser shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of counsel for each of the Founding Companies with regard to the applicable Acquisition, in form and substance satisfactory to the Initial Purchaser and its counsel.

          (l) On or before the Closing Date, the Initial Purchaser shall have received a fully executed letter from each holder of any right to require registration by the Company of the sale of such holder's securities which letter shall provide for the waiver of certain registration rights and such other matters as the Initial Purchaser may require, in each case in form and substance satisfactory to the Initial Purchaser and its counsel.

          (m) The Initial Purchaser shall have received evidence to its satisfaction that: (i) on the Closing Date the Acquisitions shall have been finally consummated; (ii) on and as of the Closing Date, each merger contemplated by the Acquisition Agreements shall have become effective pursuant to the laws of the jurisdiction of organization of each applicable Founding Company and corresponding Acquisition Subsidiary and the Company shall be the sole record and beneficial owner of the equity of each surviving corporation of each such merger, in each case as contemplated by the applicable Acquisition Agreement; (iii) on and as of the Closing Date, Call Points Acquisition Corporation shall have acquired all the assets of Call Points, Inc., as contemplated by the applicable Acquisition Agreement; (iv) other than the payment of the cash consideration to be paid in the Acquisitions, all conditions precedent to the Acquisitions shall have been satisfied (and not waived) and the Acquisition Agreements shall not have been modified or amended in any way and shall be identical in all respects to the Acquisition Agreements delivered to the Initial Purchaser on or prior to the date hereof; and (v) the Acquisition Agreements shall, on the Closing Date, conform in all material respects to the description thereof contained in the Final Circular. Without limiting the foregoing, on or prior to the Closing Date, the Initial Purchaser shall have received evidence, to its and its counsel's satisfaction of the provision, completion or satisfaction of each and every item which has not been identified as "Completed" (or has otherwise been indicated to be incomplete) on the letters, dated the date hereof, from Mirick, O'Connell, DeMallie & Lougee, LLP to the Company and each Founding Company, a copy of each of which has been presented to the Initial Purchaser.

          (n) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiary Guarantors as they shall have heretofore reasonably requested from the Company and the Subsidiary Guarantors.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company and the Subsidiary Guarantors shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

          If any of the conditions specified in this Section 8 shall have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and counsel to the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or confirmed telecopy.

          9.  Offering of Securities: Restrictions on Transfer.  The Initial
              ------------------------------------------------
Purchaser represents and agrees (as to itself only) that it is a qualified institutional buyer as defined in Rule 144A promulgated under the Act (a "QIB").
                                                                          ---
The Initial Purchaser agrees with the Company and the Subsidiary Guarantors that
(a) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Securities only from, and will offer the Securities only to (i) persons whom the Initial Purchaser reasonably believes to be QIBs, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Act ("Rule 144A"), and, in each case, in transactions under Rule 144A or (ii) a
  ---------
limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Final Circular (or, if the Final Circular is not in existence, in the most recent Circular);

provided, however, that, in the case of this clause (b), in purchasing such
--------  -------
Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Circular (or, if the Final Circular is not in existence, in the most recent Circular).

          10. Indemnification and Contribution. (a) The Company and the
              --------------------------------
Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its directors, officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, an "Initial Purchaser Party"), against any losses,
                                -----------------------
claims, damages or liabilities to which any Initial Purchaser Party may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in any Circular or any amendment or supplement thereto;

               (ii) the omission or alleged omission to state, in any Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (iii) the breach of any representation, warranty or covenant of any of the Company, the Subsidiary Guarantors or the Founding Companies,

and will reimburse, as incurred, the Initial Purchaser Party for any legal or other expenses incurred by the Initial Purchaser Party in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and the Subsidiary Guarantors will not
         -----------------
be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company or the Subsidiary Guarantors by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company or the Subsidiary Guarantors may otherwise have to the indemnified parties. Neither the Company nor the Subsidiary Guarantors shall be liable under this
Section 10 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld. The Initial Purchaser shall not, without the prior written consent of the Company and the Subsidiary Guarantors, as applicable, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company or any such Subsidiary Guarantor is or could have been a party, or indemnity could have been sought hereunder by the Company or such Subsidiary Guarantor, unless such settlement (A) includes an unconditional written release of the Company or such Subsidiary Guarantor, in form and substance reasonably satisfactory to the Company or such Subsidiary Guarantor, from all liability or claims that are the subject matter of such proceeding and (B) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of the Company or such Subsidiary Guarantor.

          (b) The Initial Purchaser agrees to indemnify and hold harmless each of the Company, the Subsidiary Guarantors, their directors, officers and each person, if any, who controls the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or the Subsidiary Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Circular or any amendment or supplement thereto; (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading and (iii) the breach of any representation, warranty or covenant of the Initial Purchaser contained in this Agreement, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to the Company by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or the Subsidiary Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 10 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. None of the Company or any of the Subsidiary Guarantors shall, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 10, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party or substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying
--------  -------
party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 10 or the Company and the Subsidiary Guarantors in the case of paragraph (b) of this Section 10, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 10, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Subsidiary Guarantors bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors, on the one hand, or the Initial Purchaser, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (d). Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribute as the Initial Purchaser, and each director of the Company and the Subsidiary Guarantors, each officer of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Subsidiary Guarantors.

          11.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Company and the Subsidiary Guarantors, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Subsidiary Guarantors and the Founding Companies and any of their respective officers or directors, the Initial Purchaser, its officers or directors or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Securities.
The respective agreements, covenants, indemnities and other statements set forth in Sections 7, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          12.  Termination. (a) This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company or any of the Subsidiary Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

               (i) any of the Company, the Subsidiary Guarantors or the Founding Companies shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any Material Adverse Change, or any event or development involving or reasonably likely to cause or result in a Material Adverse Change (including without limitation a change in management or control of the Company or the Subsidiary Guarantors), except in each case as described in the Final Circular (exclusive of any amendment or supplement thereto);

               (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Circular;

               (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating agency; or

               (vi) any of the Acquisition Agreements shall have terminated, or in the reasonable view of the Initial Purchaser, any of the Acquisitions will not be finally consummated on or prior to the Closing Date with no material changes in form or substance to such Acquisition or Acquisition Agreement from that described in the Final Circular (exclusive of any amendment or supplement thereto).

          (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in
Section 11 hereof.

          13.  Information Supplied by the Initial Purchaser.  The statements
               ---------------------------------------------
set forth in the last paragraph on the front cover page and in the final two sentences of the third paragraph under the heading "Private Placement" in the Final Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 3(b) and 10 hereof.

          14.  Notices.  All communications hereunder shall be in writing and,
               -------
if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to (i) Jefferies & Company, Inc., 11100 Santa Monica Blvd., 10th Floor, Los Angeles, CA 90025, Attention: David J. Losito, Telecopy No.:
(310) 575-5200; and if sent to the Company or the Subsidiary Guarantors, shall be mailed or delivered or telecopied and confirmed in writing to the Company at Ten New England Business Center, Suite 302, Andover, MA 01810, Attention: Glenn
D. Bolduc, Telecopy No.: (978) 975-7208.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier, if by overnight courier; and when receipt is acknowledged by the addressee, if telecopied.

          15.  Successors.  This Agreement shall inure to the benefit of and be
               ----------
binding upon the Initial Purchaser, the Company and the Subsidiary Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 10 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 10 of this Agreement shall also be for the benefit of the directors of the Company and the Subsidiary Guarantors, their respective officers and any person or persons who control the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

          16.  Applicable Law. This Agreement shall be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          17.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Subsidiary Guarantors and the Initial Purchaser.

                              Very truly yours,

                              VIALOG CORPORATION

                              By:    /s/ Glenn D. Bolduc
                                   ---------------------------------------------
                                   Name: Glenn D. Bolduc
                                   Title: Chief Executive Officer and President

                              TBMA ACQUISITION CORPORATION

                              By:    /s/ Glenn D. Bolduc
                                   ---------------------------------------------
                                   Name: Glenn D. Bolduc
                                   Title: President

                              CSII ACQUISITION CORPORATION

                              By:    /s/ Glenn D. Bolduc
                                   ---------------------------------------------
                                   Name: Glenn D. Bolduc
                                   Title: President

                              CALL POINTS ACQUISITION CORPORATION

                              By:    /s/ Glenn D. Bolduc
                                   ---------------------------------------------
                                   Name: Glenn D. Bolduc
                                   Title: President

                              KST ACQUISITION CORPORATION

                              By:    /s/ Glenn D. Bolduc
                                   ---------------------------------------------
                                   Name: Glenn D. Bolduc
                                   Title: President

                                        AMCS ACQUISITION CORPORATION



                                        By:    /s/  Glenn D. Bolduc
                                             -----------------------------------
                                             Name:  Glenn D. Bolduc
                                             Title:    President




                                        CDC ACQUISITION CORPORATION

                                        By:    /s/  Glenn D. Bolduc
                                             -----------------------------------
                                             Name:  Glenn D. Bolduc
                                             Title:    President



The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

JEFFERIES & COMPANY, INC.

By:    /s/  David J. Losito
     ----------------------
Name:  David J. Losito
Title:  Managing Director

                                                                       EXHIBIT C

          Pursuant to Section 8(c) of the Purchase Agreement, KPMG Peat Marwick, LLP shall furnish a letter to the Initial Purchaser to the effect that:

          (i) They are independent public accountants with respect to the Company within the meaning of the Securities Act of 1933, as amended (the "Act"), and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the consolidated financial statements audited by them and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the related published rules and regulations;

          (iii) The unaudited summary historical financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Final Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements of the Company included in the Final Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated statements of operations, consolidated balance sheets, consolidated statements of shareholders' equity and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the audited consolidated statements of operations, consolidated balance sheets, consolidated statements of shareholders' equity and consolidated statements of cash flows included in the Final Circular;

               (B) any other unaudited income statement data and balance sheet items of the Company included in the Final Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Final Circular;

               (C) any unaudited pro forma consolidated financial statements included in the Final Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options or warrants, in each case which were outstanding on the date of the latest financial statements included in the Final Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Initial Purchaser, or any changes in any other items specified by the Initial Purchaser, in each case as compared with amounts shown in the latest balance sheet of the Company included in the Final Circular, except in each case for changes, increases or decreases which the Final Circular discloses have occurred or may occur or which are described in such letter; and

               (E) for the period from the date of the latest financial statements included in the Final Circular to the specified date referred to in clause (D) there were any decreases in consolidated net revenues or operating income or income before income taxes or the total or per share amounts of consolidated net income or other items specified by the Initial Purchaser, or any increases in any items specified by the Initial Purchaser, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Initial Purchaser, except in each case for decreases or increases which the Final Circular discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the examination referred to in their report(s) included in the Final Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Initial Purchaser, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Final Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.